EXHIBIT 99.2
WOODRIDGE LABS, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2005

WOODRIDGE LABS, INC.
FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Independent Auditor’s Report

Financial Statements:

Balance Sheets as of December 31, 2005 and 2004	1

Statements of Income for the Years Ended December 31, 2005 and 2004	2

Statements of Retained Earnings for the Years Ended December 31, 2005 and 2004	3

Statements of Cash Flows for the Years Ended December 31, 2005 and 2004	4

Notes to Financial Statements December 31, 2005	5-14

WElL & COMPANY LLP
233 Wilshire Boulevard Suite 600
Santa Monica California 90401-1298
310-41501-9871 Fax 310-394-4512
cpa@weilco com
Certified
Public
Accountants
Independent Auditor’s Report
January 20, 2006
To the Board of Directors
Woodridge Labs, Inc.
Van Nuys, CA 91406
We have audited the accompanying balance sheets of Woodridge Labs, Inc. as of December 31, 2005 and 2004, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide us a reasonable basis for our opinions.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Woodridge Labs, Inc. as of December 31, 2005 and 2004, and its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Weil & Company LLP
WEIL & COMPANY LLP

WOODRIDGE LABS, INC.
BALANCE SHEETS
ASSETS

	December 31,
	2005	2004
		(restated)
Current Assets
Cash and cash equivalents	$243,835	$149,888
Accounts receivable, net of allowance for doubtful accounts of $25,000 and $50,000, respectively	1,813,290	392,686
Due from supplier	245,000	—
Inventory	2,481,494	1,239,870
Prepaid expenses	69,633	47,095

Total Current Assets	4,853,252	1,829,539

Property and Equipment	110,136	77,053

Other Assets
Due from supplier	342,072	—
Prepaid pension cost	145,516	117,217
Security deposits	20,000	14,024
Trademarks and patents, net of amortization of $19,167 and $13,140, respectively	76,103	82,130

Total Other Assets	583,691	213,371

Total Assets	$5,547,079	$2,119,963

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,208,682	$461,382
Notes payable	1,000,000	500,000
Pension plan contribution payable	450,000	449,000
Income taxes payable	36,392	2,035
Deferred taxes	17,013	13,822

Total Current Liabilities	2,712,087	1,426,239

Long Term Liabilities — Deferred taxes	1,602	547

Total Liabilities	2,713,689	1,426,786

Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, 10,000 shares authorized, 2,000 shares issued and outstanding	20,000	20,000
Retained earnings	2,813,390	673,177

Total Stockholders’ Equity	2,833,390	693,177
Total Liabilities and Stockholders’ Equity	$5,547,079	$2,119,963

The accompanying notes are an integral part of these financial statements.

WOODRIDGE LABS, INC.
STATEMENTS OF INCOME

	For Year Ended
	December 31,
	2005	2004
		(restated)
Sales	$14,681,654	$10,349,079
Cost of Sales	3,620,614	3,049,985

Gross Profit	11,061,040	7,299,094
Operating Expenses	7,196,080	5,599,662

Profit Before Other Income/ Expense	3,864,960	1,699,432
Other Income
Interest Income	2,455	4,981
Other Expense
Investment Expenses	(16,684)	—

Profit Before Income Taxes	3,850,731	1,704,413
Provision for Income Taxes	60,518	25,985

Net Income	$3,790,213	$1,678,428

The accompanying notes are an integral part of these financial statements.

WOODRIDGE LABS, INC.
STATEMENTS OF RETAINED EARNINGS

	For Year Ended
	December 31,
	2005	2004
Retained Earnings, Beginning as previously reported	$673,177	$836,449
Adjustment for overstatement of pension plan costs in 2003	—	60,464
Adjustment for understatement of sales returns and allowances in 2003, net of deferred taxes	—	(295,500)

Balance at beginning of year, as restated	673,177	601,413
Net Income (as restated in 2004)	3,790,213	1,678,428
Dividends	(1,650,000)	(1,606,664)

Retained Earnings, Ending	$2,813,390	$673,177

The accompanying notes are an integral part of these financial statements.

WOODRIDGE LABS, INC.
STATEMENTS OF CASH FLOWS

	For Year Ended
	December 31,
	2005	2004
Cash Flows from Operating Activities
Net income	$3,790,213	$1,678,428

Adjustments to reconcile net income to net cash provided (used by operating activities:
Depreciation and amortization	47,193	41,300
Increase in accounts receivable	(1,353,065)	(225,235)
Increase in due from supplier	(587,072)	—
Increase in inventory	(1,241,624)	(130,979)
(Increase) decrease in prepaid expenses	(22,538)	95,576
Increase in prepaid pension cost	(28,299)	(56,753)
Increase (decrease) in accounts payable and accrued expenses	679,761	(422,186)
Increase in pension plan contribution payable	1,000	93,272
Increase (decrease) in income taxes payable	34,357	(6,615)
Increase in deferred income taxes	4,246	6,235

Total Adjustments	(2,466,041)	(605,385)

Net Cash Provided by Operating Activities	1,324,172	1,073,043

Cash Flows Provided/Used by Investing Activities
Purchase of property and equipment	(74,249)	(46,678)
Increase in security deposits	(5,976)	(5,101)
Decrease in receivable from shareholders	—	5,363

Net Cash Used by Investing Activities	(80,225)	(46,416)

Cash Flows Provided/Used by Financing Activities
Proceeds from loan	500,000	500,000
Dividends	(1,650,000)	(1,606,664)

Net Cash Used by Financing Activities	(1,150,000)	(1,106,664)

Net Increase (Decrease) in Cash	93,947	(80,037)
Cash at Beginning of Year	149,888	229,925

Cash at End of Year	$243,835	$149,888

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income tax	$19,320	$17,280
Interest	$33,920	$44
The accompanying notes are an integral part of these financial statements.

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 1 — Accounting Policies
Nature of Operations
Woodridge Labs, Inc. (the Company) develops and sells consumer products to drug and discount store markets.
The Company grants credit to customers in the drug and discount store industries. Consequently, the Company’s ability to collect the amounts due from customers is affected by economic fluctuations in those industries.
Uses of Estimates
The preparation of financial statements, presented in conformity with generally accounting principles, requires that management make certain estimates and use certain assumptions that affect the reported amounts of assets and liabilities, as well as the disclosure of any contingent assets or liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period reported upon. Actual results could differ from those estimates.
Uninsured Cash Balances
The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2005, the Company exceeded the insured limit.
Inventory
Inventory is valued at the lower of cost or market on a first-in, first-out basis.
Property and Equipment
Property and equipment are stated at cost. Depreciation of property and equipment is provided on the straight line and double declining balance method based on the estimated lives of the assets. The principal estimated useful lives used in computing depreciation and amortization, are as follows:

Estimated Useful Life

Tooling and dies	SL 3 years or DDB 5 years
Automobile	SL 4 years
Machinery and equipment	SL or DDB 5 years
Furniture & Fixtures	SL 7 years
Licensing arrangements	SL 15 years

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 1 — Accounting Policies (continued)
Income Taxes
The Company has elected to be taxed as an S corporation under Section 1372 of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the corporation’s taxable income or loss. The current year provision for the income taxes is the 1.5% State of California tax on the taxable income of the S corporation.
Deferred state income taxes are provided for temporary differences between the financial reporting and the tax bases of assets and liabilities and are measured using enacted income taxes and laws that will be in effect when temporary differences are expected to reverse.
Advertising
The Company expenses advertising costs as they are incurred.
Revenue Recognition
The Company recognizes sales upon shipment of merchandise. Net sales comprise gross revenues less expected returns, trade discounts, customer allowances and various sales incentives. Although no legal right of return exists between the customer and the Company, it is an industry-wide practice to accept returns from customers. The Company therefore, records a reserve for returns based on its historical percentage of returns.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand, demand deposit accounts, and commercial paper. The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.
Reclassification
Certain reclassifications were made to the 2004 financial statements in order that they may be consistent with the 2005 presentation. Certain sales promotions and allowances totaling $2,226,545 have been reclassified as a reduction of net sales in the 2004 financial statements.
Financial Instruments
The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturities of these instruments.

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 1 — Accounting Policies (continued)
Recent Accounting Pronouncements
In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151 (SFAS 151), Inventory Costs, an amendment of ARB No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This statement was effective October 1, 2005. The Company does not believe SFAS 151 did not have a material effect on its financial position or results of operations.
On December 16, 2004, the FASB issued Statement Of Financial Accounting Standards No. 153 (FASB 153), Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. SFAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS 153 is effective for nonmonetary asset exchanges beginning in our second quarter of fiscal 2006. We do not believe adoption of SFAS 153 will have a material effect on our financial position, results of operations or cash flows.
Accounting Changes and Error Corrections: On June 7, 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effect or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our financial position, result of operations or cash flows.

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 2 — Inventory
     Inventories consist of the following as of December 31,

	2005	2004
Raw Material	$1,047,141	$392,656
Finished goods	1,434,353	847,214

Total	$2,481,494	$1,239,870

Note 3 – Property and Equipment
     Property and equipment are stated at cost and is summarized by major classification as follows:

	2005	2004
Automobile	$6,078	$6,078
Machinery and equipment	100,017	87,502
Tooling and dies	123,946	64,212
Furniture and fixtures	3,772	1,772

	233,813	159,564
Less: accumulated depreciation	123,677	82,511

Property and Equipment, Net	$110,136	$77,053

Depreciation expense for the years ended December 31, 2005 and 2004 were $41,166 and $34,949, respectively. Amortization expenses for the same periods were $6,027 and $6,351, respectively.
Note 4 — Note Payable
The note is secured by substantially all the assets of the Company and matures June 1, 2006. The interest rate is payable at the bank reference rate. The applicable interest rate at December 31, 2005 was 7.25%. The interest expense for the year ended December 31, 2005 was $33,920.

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 5 — Related Party Transactions
During the year, the Company paid the following amounts to organizations, which the shareholders of the Company control:

	2005	2004
Weiss Accountancy Corporation - professional fees	$23,060	$16,163
Note 6 — Provision for Income Taxes
The provision for income taxes consists of the following:

	2005	2004
Provision for income taxes, current
Federal	$—	$—
State	56,272	19,750

Total	56,272	19,750

Deferred taxes, federal and state:
Current	4,246	6,235

Provision for Income Taxes	$60,518	$25,985

As of December 31, 2005 and 2004, the Company recorded deferred income tax liabilities of $18,615 and $14,369, respectively, related to the state income taxes, depreciation and changes in accounting method for income tax purposes.
The tax rate for the California state franchise taxes applicable to S corporation is 1.5%.
Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2005	2004
Deferred tax assets (liabilities):
Reserves	$4,875	$5,250
Accrued expenses for tax purposes	(25,671)	(21,505)
Prepaid pension costs	2,183	1,758
Depreciation and other	(2)	128

Deferred tax liabilities	$(18,615)	$(14,369)

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 7 – Lease Commitments
The Company conducts its business operations from leased premises under a noncancellable lease expiring November 30, 2006. The Company also has a truck lease expiring November 30, 2007.
Future minimum lease payments under noncancellable operating leases with initial or remaining terms of more than one year are:

Year ended December 31,
2006	$221,012
2007	13,365

$234,377

Rent expense for the years ended December 31, 2005 and 2004 were $213,640 and $126,741, respectively.
Note 8 – Pension Plans
The Company has a 401(k) plan to provide retirement benefits for its employees. Employees may contribute an amount of their annual compensation to the plan, limited to the maximum annual amount as set periodically by the Internal Revenue Service. The Company matches employee contributions equal to 100% of each participant’s contribution not to exceed 4% of the participant’s compensation. All matching contributions are vested over a five-year period. The Company’s matching contributions to the Plan totaled $6,375 in 2005 and $2,205 in 2004.
The Company also sponsors a funded defined benefit pension plan for eligible employees who are 21 years of age with one or more years of service and who are not covered by collective bargaining agreements. Benefits paid to retirees are based on age at retirement, years of credited service, and average compensation. The Company’s funding policy is to contribute the larger of the amount required to fully fund the plan’s current liability or the amount necessary to meet the funding requirements as defined by the Internal Revenue Code.
The Company uses a December 31 measurement date for all its plans. The following table sets forth the benefit obligation, fair value of plan assets, and the funded status of the Company’s Plans; amounts recognized in the Company’s financial statements; and the principal weighted average assumptions used:

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 8 – Pension Plans (continued)

	2005	2004
Change in projected benefit obligation:
Benefit obligation at beginning of year	$1,803,150	$1,072,306
Service cost	446,542	341,201
Interest cost	112,485	70,675
Actuarial loss	(6,488)	318,968
Divestitures	—	—
Curtailments	—	—
Benefits paid	—	—

Benefit obligation at end of year	$2,355,689	$1,803,150

Change in plan assets:
Fair value of plan assets at beginning of year	$1,920,367	$1,132,770
Actual return on plan assets	130,838	338,537
Employer contributions	450,000	449,060
Divestitures	—	—
Benefits paid	—	—

Fair value of plan assets at end of year	$2,501,205	$1,920,367

Funded status	$145,516	$117,217

Unrecognized net actuarial gain	—	—

Unrecognized prior service cost	—	—

Unrecognized net transition obligation	—	—

Prepaid pension cost	$145,516	$117,217

Amounts recognized in the balance sheets consist of:
Prepaid pension cost included with other assets	$145,516	$117,217
Accrued pension cost included with accrued liabilities	—	—

Net amount recognized at end of year	$145,516	$117,217

The following are weighted-average assumptions used to determine benefit obligations at December 31,

	2005	2004
Discount rate	5.00%	5.00%
Rate of compensation increase	5.00%	5.00%

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 8 – Pension Plans (continued)
The following assumptions were used to determine net periodic benefit cost for the years ended December 31,

	2005	2004
Discount rate	5.00%	5.00%
Expected long-term return on plan assets	5.00%	5.00%
Rate of compensation increase	5.00%	5.00%
The Company’s expected long-term return on plan assets assumption is based on a periodic review and modeling of the plans’ asset allocation and liability structure over a long-term horizon. Expectations of returns for each asset class are the most important of the assumption used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory. The expected long-term rate of return on assets was selected from the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.
Components of net periodic benefit cost are as follows:

	2005	2004
Service cost- Benefits earned during the period	$446,542	$341,201

Interest cost on projected benefit obligations	112,485	70,675

Expected return on plan assets	(96,018)	(56,639)

Amortization of plan service cost	—	—

Amortization of actuarial loss	29,267	29,267

Net period benefit cost	$492,276	$384,504

The Company’s pension plan asset allocations at December 31, 2005 and December 31, 2004 by asset category are as follows:

	2005	2004
Asset Category
Equity securities	37%	35%
Debt securities	29	38
Real estate	29	27
Other	5	—

Total	100%	100%

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 8 – Pension Plans (continued)
The Company’s target asset allocation as of December 31, 2005 by asset category, is as follows:

Asset Category
Equity securities	50-70%
Debt securities	30-50%
Real estate	0-20%
Other	0-20%
The Company’s investment policy includes various guidelines and procedures designed to ensure assets are invested in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. Central to the policy are target allocation ranges (shown above) by major asset categories.
The objectives of the target allocations are to maintain investment portfolios that diversify risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plans’ actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies.
The investment policy is periodically reviewed by the Company and a designated third-party fiduciary for investment matters. The policy is established and administered in a manner so as to comply at all times with applicable government regulations.
The pension plan contributions for 2005 and 2004 were $421,701 and $392,247, respectively.
Note 9 — Contingent Liability
At December 31, 2005, there was a lawsuit pending against the Company. In the opinion of management, the ultimate liability, if any, resulting from this lawsuit, will not materially affect the financial position of the Company.
Note 10 – Concentration of Risk
All of the Company’s products are sold to major drug food chains merchandisers and wholesale beauty-aids distributors throughout the United States and Canada.
In 2005, 5 customers accounted for 70% of the Company’s net sales. In 2004, 6 customers accounted for 76% of the Company’s net sales. The loss of any one of these customers could have a material adverse affect on the Company’s earnings and financial position.
In 2005, two products within the Company’s product lines accounted for more than 10% of the Company’s net sales. In 2004, four products within the Company’s product lines accounted for more than 10% of the Company’s net sales.
In 2005, the Company purchased 80% of the fill for the products from one supplier.

WOODBRIDGE LABS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
Note 11 — Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses consist of the following:

	December 31
	2005	2004

Trade accounts payable	$943,641	$329,378
Other	265,041	132,004

	$1,208,682	$461,382

Note 12 – Prior Period Adjustment and 2004 Restatement
The Company adjusted retained earnings as of December 31, 2003 by $60,464 for the effect of an error in reporting pension costs as of that date. The statement of income for the year ended December 31, 2004 has been restated to correct a $56,753 overstatement of pension costs for the year then ended.
The Company adjusted retained earnings as of December 31, 2003 by $295,500 for the effect of an error in reserving for sales returns and allowances as of that date of $300,000, net of deferred income taxes of $4,500.
Note 13 — Due From Supplier
The Company has a settlement agreement with the supplier at December 31, 2005 for $587,072. Based on the payments received in 2005, $245,000 has been classified as current asset and $342,072 has been classified as other asset. The payments are made by deducting a credit off of the invoices due to the supplier. Payments on this agreement will be based on future purchases from the supplier.
Note 14 – Sale of Business
On December 8, 2005, the Company’s shareholders entered into a non-binding letter of intent to sell the assets of the company to a public company for an amount in excess of book value. The sale, if consummated, is expected to close in 2006.